UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2005

SPRINT NEXTEL CORPORATION

(Exact name of registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Edmund Halley Drive, Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 433 - 4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2005, Sprint Nextel Corporation (“Sprint Nextel”) and its wholly owned subsidiaries, Nextel Communications, Inc. (“Nextel”) and Sprint Capital Corporation, entered into a new credit agreement with a syndicate of banks. The new credit agreement includes a 5-year $6 billion revolving credit facility and a 364-day $3.2 billion term loan, and replaces the existing Nextel credit agreement, which included a $4 billion revolving credit facility and a $2.2 billion term loan. The new term loan was used to refinance the outstanding term loan and revolving credit loans under the Nextel credit agreement, which was terminated in connection with entering into the new credit agreement. The $2.5 billion of letters of credit that were outstanding under the Nextel credit agreement remain outstanding under the new $6 billion revolving credit facility.

The new revolving credit facility can be used to support commercial paper and for other general corporate purposes. The covenants in the new facility contemplate the proposed spin-off of the local telecommunications business.

The foregoing description of the new credit agreement does not purport to be complete and is qualified in its entirety by reference to the credit agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In connection with the execution of the new credit agreement, on December 16, 2005, Sprint Nextel and Sprint Capital Corporation entered into an amendment of their existing $1 billion 364-day credit agreement in order to allow Nextel to participate in the new credit agreement.

The foregoing description of the amendment to the existing $1 billion 364-day credit agreement does not purport to be complete and is qualified in its entirety by reference to the amendment to this credit agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Sprint Nextel also announced its intention to terminate its two accounts receivable securitization facilities, which provide up to a total of $1.2 billion of borrowing capacity. One facility is secured by Wireless division accounts receivable. Approximately $440 million of funding was available under this facility at September 30, 2005. The other facility is secured by Long Distance division accounts receivable. Approximately $340 million of funding was available under this facility at September 30, 2005.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the execution of the new credit agreement, the existing Nextel credit agreement was terminated. See Item 1.01.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the execution of the new credit agreement, the $3.2 billion term loan was borrowed and used to refinance the outstanding term loan and revolving credit loans under the Nextel credit agreement. In addition, the $2.5 billion of letters of credit that were outstanding under the Nextel credit agreement remain outstanding under the new revolving credit facility. See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Exhibit Description
10.1	Credit Agreement, dated as of December 19, 2005, among Sprint Nextel Corporation, Nextel Communications, Inc., and Sprint Capital Corporation, as Borrowers, the lenders named therein, and JPMorgan Chase Bank, N. A., as Administrative Agent.

10.2	Amendment No.1, dated as of December 16, 2005, to the 364-Day Credit Agreement, dated as of June 21, 2005, among Sprint Nextel Corporation and Sprint Capital Corporation, as Borrowers, the lenders named therein, and Citibank, N.A., as Administrative Agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPRINT NEXTEL CORPORATION

By:	/s/ Michael T. Hyde
Michael T. Hyde, Assistant Secretary

Date: December 21, 2005

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Credit Agreement, dated as of December 19, 2005, among Sprint Nextel Corporation, Nextel Communications, Inc., and Sprint Capital Corporation, as Borrowers, the lenders named therein, and JPMorgan Chase Bank, N. A., as Administrative Agent.

10.2	Amendment No.1, dated as of December 16, 2005, to the 364-Day Credit Agreement, dated as of June 21, 2005, among Sprint Nextel Corporation and Sprint Capital Corporation, as Borrowers, the lenders named therein, and Citibank, N.A., as Administrative Agent.